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                                                                      Exhibit 23

The Board of Directors
Horace Mann Educators Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-47066, No. 33-45152, No. 333-16473, No. 333-74686 and No. 333-98917) on Form
S-8 and the registration statement (No. 333-98043) on Form S-3 of Horace Mann Educators Corporation and subsidiaries (the Company) of our report dated February 6, 2003, with respect to the consolidated balance sheets of the Company as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of the Company.

As discussed in note 1 to the consolidated financial statements, in 2002 the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


                                           /s/ KPMG LLP
                                           -------------------------------------
                                           KPMG LLP

Chicago, Illinois
March 27, 2003